                                                              Exhibit 99(11).(A)

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
CORPEXEC VUL                                         Life Insurance Illustration

                           Prepared for Sample Insured
                Male, Issue Age 45, NonSmoker, Full Underwriting
                                 Issue State: KS

                                                              Coverage Information
CorpExec VUL Face Amount                                                                             $1,000,000

Level Death Benefit Option

                                                           Initial Premium Information
Assumed Premium Allocation                                                                                   Separate Account 100% /
                                                                                                                    Fixed Account 0%
Premium Payment Mode                                                                                                          Annual
Planned Annualized Premium                                                                                                $13,096.59

                                                                 Other Assumptions
Section 7702 Testing Method                                                                             Cash Value Accumulation Test
Owner / Owner Tax Rate                                                                                              Individual / 28%

Separate Account Gross Hypothetical Rate of Return                                                                             8.00%
Current Fixed Account Rate                                                                                                     6.15%
Loan Interest Rate                                                                                                             4.00%

      New York Life Brokerage                              Enter Broker Dealer name here             Registered Representative
11400 Tomahawk Creek Parkway, Suite 200               Enter Broker Dealer street address here              123 Main St.
      Leawood, Kansas 66211                          Enter Broker Dealer street address here
          (913) 906-4000                                   Any City, AK 12345                           Anywhere, KS 44444
                                                                                                           (111) 555-5555

        Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current NYLIAC CorpExec VUL prospectus and is not valid unless all pages are attached.

            ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                  AND DISTRIBUTED BY NYLIFE DISTRIBUTORS, INC.

The purpose of this illustration is to show how the performance of the underlying investment accounts could affect the policy cash value and life insurance benefit. This illustration is hypothetical and may not be used to project or predict investment results. Specifically, the values shown in this illustration reflect hypothetical assumptions as to investment rate of return, premium payment option, life insurance benefit option, face amount, policy transactions and policy changes. The values would be affected by a change in any of these assumptions. The investment rates of return shown in this illustration are hypothetical level annual rates of return. Even if the average rate of return, over a specified period, is the same as the hypothetical rate, actual results will vary due to fluctuations in the actual rates of return. Because this is a flexible premium policy, it is the responsibility of the policyowner to assure that sufficient premiums are paid to keep the policy in force. A policy may terminate due to insufficient premiums and/or poor investment performance. Excessive loans and/or withdrawals may cause the policy to lapse due to insufficient cash surrender values. The assumed net rate of return reflects fees and charges associated with an arithmetic average of all the fees and charges for all the Investment Division options. If premium allocations change, the assumed net rate of return will change. Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.


Prepared by Registered Representative
for Sample Insured, Male, 45, NonSmoker
                    mec 56,300.68 target 47,950.00 14:55:35
                                                               December 18, 2002

KS NYLBIS 2002.5.0 DEC
         This illustration is not valid without all pages, including the
                Explanation and Footnote Page.                     Page 1 of 8

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
CORPEXEC VUL                                         Life Insurance Illustration

                                                                         Basic Ledger

                                 Guaranteed Policy Charges             Guaranteed Policy Charges       Current Policy Charges
                                        Separate Account                   Separate Account               Separate Account
                                 Gross Rate of Return of 0.00%       Gross Rate of Return of 8.00%   Gross Rate of Return of 8.00%
                                 Net Rate of Return of -1.71%         Net Rate of Return of 6.16%    Net Rate of Return of 6.85%
                               --------------------------------   --------------------------------- -------------------------------
                   Policy      Cash   Cash          Life          Cash     Cash         Life        Cash    Cash         Life
Policy   Gross     Loans and   Value  Surrender     Insurance     Value    Surrender    Insurance   Value   Surrender    Insurance
Year     Premium   Withdrawals EOY    Value EOY***  Benefit EOY   EOY      Value EOY*** Benefit EOY EOY     Value EOY*** Benefit EOY
1         13097           0     6091      8351        1000000      6751     9010        1000000      10329   12555       1000000
2         13097           0    12280     15609        1000000     14152    17481        1000000      21710   24984       1000000
3         13097           0    18049     21869        1000000     21690    25510        1000000      33735   37489       1000000
4         13097           0    23288     27021        1000000     29256    32989        1000000      46403   50070       1000000
5         13097           0    28007     31073        1000000     36858    39925        1000000      59764   62776       1000000
6         13097           0    32210     34033        1000000     44500    46323        1000000      73826   75616       1000000
7         13097           0    35788     35788        1000000     52071    52071        1000000      88552   88552       1000000
8         13097           0    39289     39289        1000000     60162    60162        1000000     104662  104662       1000000
9         13097           0    42079     42079        1000000     68129    68129        1000000     121801  121801       1000000
10        13097           0    44054     44054        1000000     75862    75862        1000000     140037  140037       1000000
         ------     ------
Total    130966           0

11        13097           0    45110     45110        1000000     83242    83242        1000000     159324  159324       1000000
12        13097           0    45256     45256        1000000     90259    90259        1000000     179238  179238       1000000
13        13097           0    44384     44384        1000000     96789    96789        1000000     199782  199782       1000000
14        13097           0    42498     42498        1000000    102809   102809        1000000     220872  220872       1000000
15        13097           0    39483     39483        1000000    108185   108185        1000000     242526  242526       1000000
16        13097           0    35220     35220        1000000    112769   112769        1000000     265043  265043       1000000
17        13097           0    29471     29471        1000000    116292   116292        1000000     287609  287609       1000000
18        13097           0    22102     22102        1000000    118573   118573        1000000     311508  311508       1000000
19        13097           0    12850     12850        1000000    119298   119298        1000000     336884  336884       1000000
20        13097           0     1555      1555        1000000    118229   118229        1000000     364056  364056       1000000
         ------     ------
Total    261932           0

21            0           0        0         0              0    101790   101790        1000000     379707  379707       1000000
22            0           0        0         0              0     81501    81501        1000000     394553  394553       1000000
23            0           0        0         0              0     56784    56784        1000000     410076  410076       1000000
24            0           0        0         0              0     26844    26844        1000000     426369  426369       1000000
25            0           0        0         0              0         0        0              0     443726  443726       1000000
26            0           0        0         0              0         0        0              0     462274  462274       1000000
27            0           0        0         0              0         0        0              0     478628  478628       1000000
28            0           0        0         0              0         0        0              0     495465  495465       1000000
29            0           0        0         0              0         0        0              0     512906  512906       1000000
30            0           0        0         0              0         0        0              0     531446  531446       1000000
         ------     ------
Total    261932           0

31            0           0        0         0              0         0        0              0     551257  551257       1000000
32            0           0        0         0              0         0        0              0     567812  567812       1000000
33            0           0        0         0              0         0        0              0     584788  584788       1000000
34            0           0        0         0              0         0        0              0     602359  602359       1000000
35            0           0        0         0              0         0        0              0     621212  621212       1000000
36            0           0        0         0              0         0        0              0     641602  641602       1000000
37            0           0        0         0              0         0        0              0     658064  658064       1000000
38            0           0        0         0              0         0        0              0     675135  675135       1000000
39            0           0        0         0              0         0        0              0     693104  693104       1000000
40            0           0        0         0              0         0        0              0     712898  712898       1000000
         ------     ------
Total    261932           0

This policy as illustrated has been checked for all years and is NOT a Modified Endowment Contract. Any future premiums, or face amount or rider changes could affect this.

*** During the first six policy years this policy has an Alternative Cash Surrender Value (the ACSV). These columns indicate the ACSV for policy years 1-6 and the Cash Surrender Value for policy years 7 and beyond.

Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.

Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current CorpExec VUL prospectus package and is not valid unless all pages are attached.

ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY NYLIFE DISTRIBUTORS, INC.

A zero in the Life Insurance Benefit column signifies that under the interest and mortality assumptions shown, the policy will terminate in the first year in which the zero appears unless additional premiums are paid.

The values in all columns are assumed to be beginning of year values unless otherwise stated as end of year (EOY) values.

Prepared by Registered Representative
for Sample Insured, Male, 45, NonSmoker
                    mec 56,300.68 target 47,950.00 14:55:35
                                                               December 18, 2002

KS NYLBIS 2002.5.0 DEC
        This illustration is not valid without all pages, including the
                         Explanation and Footnote Page.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
CORPEXEC VUL                                         Life Insurance Illustration

                                                                         Basic Ledger

                              Guaranteed Policy Charges           Guaranteed Policy Charges          Current Policy Charges
                                    Separate Account                   Separate Account                   Separate Account
                             Gross Rate of Return of 0.00%       Gross Rate of Return of 8.00%     Gross Rate of Return of 8.00%
                             Net Rate of Return of -1.71%        Net Rate of Return of 6.16%       Net Rate of Return of 6.85%
                            --------------------------------   -------------------------------  ------------------------------------
                Policy      Cash   Cash          Life          Cash   Cash         Life         Cash      Cash           Life
Policy  Gross   Loans and   Value  Surrender     Insurance     Value  Surrender    Insurance    Value     Surrender      Insurance
Year    Premium Withdrawals EOY    Value EOY***  Benefit EOY   EOY    Value EOY*** Benefit EOY  EOY       Value EOY***   Benefit EOY
41           0      0           0      0                  0      0      0            0            734979    734979         1000000
42           0      0           0      0                  0      0      0            0            751169    751169         1000000
43           0      0           0      0                  0      0      0            0            768068    768068         1000000
44           0      0           0      0                  0      0      0            0            786231    786231         1000000
45           0      0           0      0                  0      0      0            0            807188    807188         1000000
46           0      0           0      0                  0      0      0            0            831958    831958         1000000
47           0      0           0      0                  0      0      0            0            843541    843541         1000000
48           0      0           0      0                  0      0      0            0            855861    855861         1000000
49           0      0           0      0                  0      0      0            0            869310    869310         1000000
50           0      0           0      0                  0      0      0            0            884033    884033         1000000
        ------ ------
Total   261932      0

51           0      0           0      0                  0      0      0            0            900639    900639         1000000
52           0      0           0      0                  0      0      0            0            917457    917457         1000000
53           0      0           0      0                  0      0      0            0            936247    936247         1000000
54           0      0           0      0                  0      0      0            0            962200    962200         1000688
55           0      0           0      0                  0      0      0            0            1000803   1000803        1030827
        ------ ------
Total   261932      0

This policy as illustrated has been checked for all years and is NOT a Modified Endowment Contract. Any future premiums, or face amount or rider changes could affect this.

*** During the first six policy years this policy has an Alternative Cash Surrender Value (the ACSV). These columns indicate the ACSV for policy years 1-6 and the Cash Surrender Value for policy years 7 and beyond.

Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.

Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current CorpExec VUL prospectus package and is not valid unless all pages are attached.

ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY NYLIFE DISTRIBUTORS, INC.

A zero in the Life Insurance Benefit column signifies that under the interest and mortality assumptions shown, the policy will terminate in the first year in which the zero appears unless additional premiums are paid.

The values in all columns are assumed to be beginning of year values unless otherwise stated as end of year (EOY) values.

Prepared by Registered Representative
for Sample Insured, Male, 45, NonSmoker
                    mec 56,300.68 target 47,950.00 14:55:35
                                                               December 18, 2002
KS NYLBIS 2002.5.0 DEC
        This illustration is not valid without all pages, including the
                         Explanation and Footnote Page.
                                                                     Page 3 of 8

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
CORPEXEC VUL                                         Life Insurance Illustration

                                Expense Summary

                                                                                             Current Policy Charges
                                                                                                Separate Account
                                                                                           Gross Rate of Return of 8.00%
                                                                                            Net Rate of Return of 6.85%
                                                                                         ---------------------------------
                       Sales                          Cost of   Charges for               Cash      Cash          Life
Policy        Gross   Expense  Contract   Cost of   Additional     Extra     Sum of All   Value   Surrender     Insurance
  Year  Age  Premium   Charge   Charges  Insurance   Benefits     Ratings    Deductions    EOY   Value EOY***  Benefit EOY
  ----  ---  -------   ------   -------  ---------   --------     -------    ----------    ---   ------------  -----------
     1   45    13097    2226       60       1181         0           0          3467      10329      12555      1000000
     2   46    13097    1703       60       1387         0           0          3150      21710      24984      1000000
     3   47    13097    1703       60       1519         0           0          3282      33735      37489      1000000
     4   48    13097    1703       60       1693         0           0          3455      46403      50070      1000000
     5   49    13097    1703       60       1861         0           0          3624      59764      62776      1000000
     6   50    13097    1703       60       2068         0           0          3831      73826      75616      1000000
     7   51    13097    1703       60       2356         0           0          4119      88552      88552      1000000
     8   52    13097     786       60       2940         0           0          3786     104662     104662      1000000
     9   53    13097     786       60       3012         0           0          3858     121801     121801      1000000
    10   54    13097     786       60       3086         0           0          3931     140037     140037      1000000
             -------  ------   ------    -------    ------                   -------
Total         130966   14799      600      21103         0                     36503

    11   55    13097     655       60       3412         0           0          4127     159324     159324      1000000
    12   56    13097     655       60       4082         0           0          4797     179238     179238      1000000
    13   57    13097     655       60       4789         0           0          5504     199782     199782      1000000
    14   58    13097     655       60       5620         0           0          6335     220872     220872      1000000
    15   59    13097     655       60       6469         0           0          7184     242526     242526      1000000
    16   60    13097     655       60       7068         0           0          7783     265043     265043      1000000
    17   61    13097     655       60       8508         0           0          9222     287609     287609      1000000
    18   62    13097     655       60       8713         0           0          9428     311508     311508      1000000
    19   63    13097     655       60       8868         0           0          9583     336884     336884      1000000
    20   64    13097     655       60       8812         0           0          9527     364056     364056      1000000
             -------  ------   ------    -------    ------                   -------
Total         261932   21347     1200      87444         0                    109991

    21   65        0       0       60       8896         0           0          8956     379707     379707      1000000
    22   66        0       0       60      10708         0           0         10768     394553     394553      1000000
    23   67        0       0       60      11035         0           0         11095     410076     410076      1000000
    24   68        0       0       60      11317         0           0         11377     426369     426369      1000000
    25   69        0       0       60      11368         0           0         11428     443726     443726      1000000
    26   70        0       0       60      11366         0           0         11426     462274     462274      1000000
    27   71        0       0       60      14706         0           0         14766     478628     478628      1000000
    28   72        0       0       60      15322         0           0         15382     495465     495465      1000000
    29   73        0       0       60      15851         0           0         15911     512906     512906      1000000
    30   74        0       0       60      15942         0           0         16002     531446     531446      1000000
             -------  ------   ------    -------    ------                   -------
Total         261932   21347     1800     213955         0                    237102

    31   75        0       0       60      15942         0           0         16002     551257     551257      1000000
    32   76        0       0       60      20390         0           0         20450     567812     567812      1000000
    33   77        0       0       60      21077         0           0         21137     584788     584788      1000000
    34   78        0       0       60      21626         0           0         21686     602359     602359      1000000
    35   79        0       0       60      21549         0           0         21609     621212     621212      1000000
    36   80        0       0       60      21311         0           0         21371     641602     641602      1000000
    37   81        0       0       60      26447         0           0         26507     658064     658064      1000000
    38   82        0       0       60      26947         0           0         27007     675135     675135      1000000
    39   83        0       0       60      27208         0           0         27268     693104     693104      1000000
    40   84        0       0       60      26633         0           0         26693     712898     712898      1000000
             -------  ------   ------    -------    ------                   -------
Total         261932   21347     2400     443086         0                    466834


This policy as illustrated has been checked for all years and is NOT a Modified Endowment Contract. Any future premiums, or face amount or rider changes could affect this.

*** During the first six policy years this policy has an Alternative Cash Surrender Value (the ACSV). These columns indicate the ACSV for policy years 1-6 and the Cash Surrender Value for policy years 7 and beyond.

Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.

Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current CorpExec VUL prospectus package and is not valid unless all pages are attached.

ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY NYLIFE DISTRIBUTORS, INC.

A zero in the Life Insurance Benefit column signifies that under the interest and mortality assumptions shown, the policy will terminate in the first year in which the zero appears unless additional premiums are paid.

The values in all columns are assumed to be beginning of year values unless otherwise stated as end of year (EOY) values.

Prepared by Registered Representative for Sample Insured, Male, 45, NonSmoker
                    mec 56,300.68 target 47,950.00 14:55:35
                                                               December 18, 2002

KS NYLBIS 2002.5.0 DEC
        This illustration is not valid without all pages, including the
                         Explanation and Footnote Page.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

CORPEXEC VUL                                         Life Insurance Illustration

                                                                                             Current Policy Charges
                                                                                                Separate Account
                                                                                           Gross Rate of Return of 8.00%
                                                                                            Net Rate of Return of 6.85%
                                                                                         ---------------------------------
                       Sales                          Cost of   Charges for               Cash      Cash          Life
Policy        Gross   Expense  Contract   Cost of   Additional     Extra     Sum of All   Value   Surrender     Insurance
  Year  Age  Premium   Charge   Charges  Insurance   Benefits     Ratings    Deductions    EOY   Value EOY***  Benefit EOY
  ----  ---  -------   ------   -------  ---------   --------     -------    ----------    ---   ------------  -----------
    41   85        0       0       60       25733        0           0          25793    734979      734979      1000000
    42   86        0       0       60       32874        0           0          32934    751169      751169      1000000
    43   87        0       0       60       33260        0           0          33320    768068      768068      1000000
    44   88        0       0       60       33154        0           0          33214    786231      786231      1000000
    45   89        0       0       60       31657        0           0          31717    807188      807188      1000000
    46   90        0       0       60       29359        0           0          29419    831958      831958      1000000
    47   91        0       0       60       43721        0           0          43781    843541      843541      1000000
    48   92        0       0       60       43772        0           0          43832    855861      855861      1000000
    49   93        0       0       60       43494        0           0          43554    869310      869310      1000000
    50   94        0       0       60       43149        0           0          43209    884033      884033      1000000
             -------  ------   ------    -------    ------                   --------
Total         261932   21347     3000      803260        0                     827607

    51   95        0       0       60       42297        0           0          42357    900639      900639      1000000
    52   96        0       0       60       43183        0           0          43243    917457      917457      1000000
    53   97        0       0       60       42377        0           0          42437    936247      936247      1000000
    54   98        0       0       60       36668        0           0          36728    962200      962200      1000688
    55   99        0       0       60       26246        0           0          26306   1000803     1000803      1030827
             -------  ------   ------    -------    ------                   --------
Total         261932   21347     3300      994030        0                    1018678


This policy as illustrated has been checked for all years and is NOT a Modified Endowment Contract. Any future premiums, or face amount or rider changes could affect this.

*** During the first six policy years this policy has an Alternative Cash Surrender Value (the ACSV). These columns indicate the ACSV for policy years 1-6 and the Cash Surrender Value for policy years 7 and beyond.

Results shown are based on hypothetical rates of return which are not guaranteed. Actual results will vary.

Your producer must be a Registered Representative to present this illustration and sell this product. This illustration must be preceded or accompanied by a current CorpExec VUL prospectus package and is not valid unless all pages are attached.

ISSUED BY NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION AND DISTRIBUTED BY NYLIFE DISTRIBUTORS, INC.

A zero in the Life Insurance Benefit column signifies that under the interest and mortality assumptions shown, the policy will terminate in the first year in which the zero appears unless additional premiums are paid.

The values in all columns are assumed to be beginning of year values unless otherwise stated as end of year (EOY) values.

Prepared by Registered Representative for Sample Insured, Male, 45, NonSmoker
                    mec 56,300.68 target 47,950.00 14:55:35
                                                               December 18, 2002

KS NYLBIS 2002.5.0 DEC
        This illustration is not valid without all pages, including the
                         Explanation and Footnote Page.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

CORPEXEC VUL                                         Life Insurance Illustration

                          Explanation and Footnote Page

ABOUT YOUR ILLUSTRATION - This illustration relates to a flexible premium CorpExec VUL insurance policy ("Policy") offered by New York Life Insurance and Annuity Corporation ("NYLIAC"). The Policy provides insurance protection for group or sponsored arrangements. Group arrangements include those in which a trustee or an employer, for example, purchases Policies covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell Policies to its employees or retirees on an individual basis. The Policy offers flexible premium payments, a choice of three death benefit options, a choice at issue only of Internal Revenue Code (IRC)
Section 7702 tests (the Cash Value Accumulation Test and the Guideline Premium
Test), loan and partial withdrawal privileges, increases (subject to underwriting) and decreases to the Policy's face amount of life insurance, additional benefits through the use of optional riders, and a choice of premium allocation alternatives, including forty-eight variable investment divisions and a guaranteed interest option.

SUPPLEMENTARY TERM RIDER - The optional Supplementary Term Rider ("STR") is an additional benefit that is subject to the terms of both the policy and the rider. The STR, when combined with the base Policy's death benefit, will allow you to maintain a level target face amount where the STR death benefit decreases or increases as the Policy's life insurance benefit increases or decreases, respectively. The target face amount is equal to the sum of the Policy's base face amount and the initial STR face amount. The Policy can be designed to include a term death benefit up to 10 times the base Policy's death benefit.

TERM RIDER VS. BASE POLICY COVERAGE - You should consider a number of factors when deciding whether to purchase death benefit coverage under the base policy only or in combination with the STR. There can be some important cost differences.

Sales Expense Charges: If you compare a policy with a term rider to one that provides the same initial death benefit without a term rider, the policy with the rider will have a lower Target Premium and sales expense charges may be lower. This is because sales expense charges are based on the amount of the Target Premium. Generally, the higher the premium you pay, the greater the potential cost savings and positive impact on Cash Value growth with a term rider.

Cost of Insurance Charges: The cost of insurance rates are different under the base policy coverage than under the term rider. These rates are lower for death benefit coverage provided under the term rider than coverage under the base policy for the first six policy years. Beginning in year seven, the cost of insurance rates under the term rider are higher than the cost of insurance charges under the base policy. This can impact your policy in different ways depending on how much premium you put into the policy and also on the policy's actual investment performance. If, during the life of the policy, your Cash Value is at a low level either because your overall funding has been low or your actual investment experience has been poor, the negative impact of the higher cost of insurance charges on the Cash Value will be greater. Therefore, the lower the premiums paid and/or the worse the actual investment experience, the greater possibility that a policy with the term rider will not perform as well as a policy with base coverage only.

You should review several illustrations with various combinations of base policy and term rider coverage using a variety of interest crediting rates. Your choice as to how much term coverage you should elect should be based on your individual plans with respect to premium amounts, level of risk tolerance, and the length of time you plan to hold the policy. Please ask your registered representative to help you review your various options.

FREE-LOOK PERIOD - Generally within 20 days after delivery, the Policy can be returned to our Service Office or to the Registered Representative through whom it was purchased, for a refund under the terms of the Policy. The initial premium payment less sales expenses and state and federal tax charges is allocated to the General Account until 20 days after the Policy's date of issue and is then reallocated to the Investment Divisions of the Separate Account and the Fixed Account in accordance with the policyowner's election. Amounts shown in this illustration will vary based on the policyowner's allocation of premium.

ILLUSTRATED POLICY VALUES - This illustration of Policy values is not a part of the Policy and does not constitute a contract. This illustration must be preceded or accompanied by a current CorpExec VUL Prospectus and updating supplements (if any) containing detailed information about the Policy, including a discussion of all charges and expenses. You should carefully read and retain the prospectus and any supplements. Additional copies of the current prospectus are available upon request from your Registered Representative. All values reflect timely payments of modal premiums. Changes in these assumptions will affect the illustrated values.

THIS ILLUSTRATION SHOWS POLICY VALUES USING THE ASSUMPTIONS DETERMINED BY YOU AND YOUR REGISTERED REPRESENTATIVE AS TO THE INVESTMENT RATE OF RETURN, PREMIUM PAYMENTS, LIFE INSURANCE BENEFIT OPTION, FACE AMOUNT, IRC SECTION 7702 TEST, POLICY TRANSACTIONS, AND POLICY CHANGES. THE VALUES COULD BE AFFECTED BY INCREASING, DECREASING OR MAKING UNSCHEDULED PREMIUM PAYMENTS, OR BY ANY LOAN OR PARTIAL WITHDRAWAL OR BY TRANSFERS AMONG PREMIUM ALLOCATION ALTERNATIVES. Unless otherwise indicated, the illustrated values are beginning of the Policy year values.

ALLOCATION OF PREMIUM PAYMENTS - The Policy allows net premium payments to be allocated to twenty of the forty-eight Separate Account Investment Divisions and the Fixed Account at any given time. THE POLICY ALSO ALLOWS TRANSFERS AMONG THE VARIOUS INVESTMENT DIVISIONS AND/OR TO THE FIXED ACCOUNT. However, transfers from the Fixed Account are limited; transfers to the Fixed Account may be limited. See the

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NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

CORPEXEC VUL                                         Life Insurance Illustration


Prospectus for more details. Amounts in the Fixed Account are part of NYLIAC's General Account. NYLIAC guarantees the amount in the Fixed Account will earn a minimum interest rate of 3.00%. Amounts allocated to an Investment Division are part of a Separate Account. The Investment Divisions of the Separate Account do not guarantee a minimum rate of investment return or protect against asset depreciation.

ILLUSTRATED RATE OF RETURN - The hypothetical net rate of return illustrated reflects a reduction from the gross rate of return of the Mortality and Expense Risk charge of 0.25% (0.90% guaranteed) and the Arithmetic Average Charge for the Specified Investment Divisions, which represents the average of all the fees and charges for all the Investment Division options.

The hypothetical investment rates of return shown in this illustration are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and depend on a number of factors, including the allocation of premium payments made by a policyowner and the investment experience of each Investment Division. The death benefit, cash value and cash surrender value will differ if the actual rates of return fluctuate above or below the average rate of return shown in individual Policy years even though the average was achieved over time, or if loans or partial withdrawals not shown were taken. THE DURATION OF COVERAGE, THE AMOUNT OF ANY VARIABLE DEATH BENEFIT OR CASH VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. No representation can be made by NYLIAC or the Investment Divisions of the Separate Account that these hypothetical rates of return can be achieved for any one year or sustained over a period of time.

POLICY CHARGES AND EXPENSES - The accompanying illustration reflects the deduction of all charges under the Policy. The illustrated values reflect the deduction of underlying fund expenses, WHICH ARE BASED ON AN ARITHMETIC AVERAGE OF CHARGES OF ALL AVAILABLE INVESTMENT DIVISIONS. In addition, the illustrated values reflect current sales expense charges of 13.75% of each premium paid up to the Target Premium and 1.25% of each premium paid in excess of the Target Premium in policy year 1; 9.75% of each premium paid up to the Target Premium and .75% of each premium paid in excess of the Target Premium in policy years 2-7; 2.75% of each premium paid up to the Target Premium and .25% of each premium paid in excess of the Target Premium in policy years 8-10; and 1.75% of each premium paid up to the Target Premium and .25% of each premium paid in excess of the Target Premium in policy years 11+. The maximum sales expense charge is 14.00% of each premium paid up to the Target Premium and 3.00% of each premium paid in excess of the Target Premium in policy year 1; 10.00% of each premium paid up to the Target Premium and 3.00% of each premium paid in excess of the Target Premium in policy years 2-7; 5.00% of each premium paid up to the Target Premium and 3.00% of each premium paid in excess of the Target Premium in policy years 8+. In addition, a state tax (if applicable) of 2.00% of each premium paid; a federal tax charge (if applicable) of 1.25% of each premium paid; current monthly cost of insurance charges which are calculated by multiplying the net amount at risk (the difference between the current life insurance benefit and the policy's cash value) by the current monthly cost of insurance rates; rider charges (if applicable); and a current annual contract charge of $60 (guaranteed annual charge of $108) applied monthly are deducted. Lastly, we deduct on a daily basis a mortality and expense risk charge from the assets in the separate account. This mortality and expense risk charge is 0.25% on an annualized basis in all policy years (0.90% guaranteed maximum in all years). See your prospectus for further details and information on the other charges made against the underlying portfolios. Separate Account values are not guaranteed either as to principal or interest.

THE DECREASES IN THE SALES EXPENSE CHARGES IN YEARS 2 AND THEREAFTER ARE NOT GUARANTEED, BUT THE SALES EXPENSE CHARGES WILL NEVER BE HIGHER THAN THE MAXIMUM CHARGES LISTED ABOVE.

ALTERNATIVE CASH SURRENDER VALUE - The Alternative Cash Surrender Value ("ACSV") is equal to the Cash Value of the policy plus the Deferred Premium Load Account. You can apply to receive the ACSV if every policy owned by you and which is a part of this policy series is surrendered at the same time, and no partial withdrawal or loan has been taken from this policy. The reference to "policy series" means all NYLIAC CorpExec VUL policies you own. The ACSV is not available to support Monthly Deduction charges or for purposes of a loan or partial withdrawal.

DEFERRED PREMIUM LOAD ACCOUNT - The Deferred Premium Load Account on each Monthly Deduction Day on or after the first Policy Anniversary will be equal to
(a) multiplied by (b), where (a) is the cumulative Sales Expense Charge, State Tax Charge and Federal Tax Charge; and (b) is (i) divided by (ii), where (i) is the number of Monthly Deduction Days remaining until the 7th Policy Anniversary; and (ii) equals 72. The value of the Deferred Premium Load Account is zero on or after the 7th Policy Anniversary, upon partial withdrawal or loan being taken from the policy, or upon lapse of the policy.

PARTIAL WITHDRAWALS - Partial withdrawals may be taken from the policy's cash value at any time within limits. The minimum amount for a partial withdrawal is $500. A maximum withdrawal fee of $25 may be deducted from the remaining value each time a partial withdrawal is taken.

LOANS AND LOAN INTEREST - Loans may be taken up to 90% of the policy's cash value, less any policy debt. The current effective annual loan interest rate is 4.00%, payable in arrears. The policy will be used as collateral to secure the loan. That portion of the cash value which equals the amount of any unpaid loan will be credited with an interest rate currently equal to 3.00% during policy years 1-10, 3.50% during policy years 11-15, and 3.75% thereafter. THE DECREASES IN THE LOAN SPREAD IN YEARS 11 AND THEREAFTER ARE NOT GUARANTEED.

CASH VALUE ACCUMULATION TEST - Under current Federal law, section 7702 of the Internal Revenue Code, this Policy will qualify as a life insurance policy under the cash value accumulation test.

TAXATION OF A MODIFIED ENDOWMENT CONTRACT - This policy as illustrated has been checked for all years and is not a modified endowment. Any

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NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

CORPEXEC VUL                                         Life Insurance Illustration


future premium, face amount or rider changes could affect this.

If at any time during the first 7 policy years, or within 7 policy years of a material change, the cumulative premium payments exceed the cumulative modified endowment premium, this Policy will be deemed a modified endowment contract and subsequent distributions, including loans and partial withdrawals, will be includable in taxable income to the extent there is gain in the contract. In addition, a 10% tax penalty may be assessed on distributions prior to age 59 1/2.

This illustration is not to be relied upon for tax advice. Please consult your tax and legal advisors. THE TAX STATUS OF THE POLICY AS IT APPLIES TO THE POLICYOWNER SHOULD BE REVIEWED EACH YEAR.

KS NYLBIS 2002.5.0 DEC
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                         Explanation and Footnote Page.
                                                                    Page 8 of  8